Exhibit 1.2

RBC Bearings Incorporated

3,000,000 of Common Stock, par
value $0.01 per share

Underwriting Agreement

September 21, 2021

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

As the representative (the “Representative”) of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

RBC Bearings Incorporated, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 3,000,000 shares (the “Firm Securities”) and, at the election of the Underwriters, up to 450,000 additional shares (the “Optional Securities”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”) (the Firm Securities and the Optional Securities that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Securities”).

Substantially concurrently with the offering of the Securities contemplated hereby, the Company is publicly offering shares of its 5.00% Series A Mandatory Convertible Preferred Stock, par value $0.01 per share (the “Mandatory Convertible Preferred Stock”) with a liquidation preference of $100 per share (the “Mandatory Convertible Preferred Stock Offering”) pursuant to a separate underwriting agreement (the “Mandatory Convertible Preferred Stock Underwriting Agreement”). In addition, the Company’s wholly owned subsidiary, Roller Bearing Company of America, Inc. (“RBCA”), intends to offer $500 million aggregate principal amount of its Senior Notes (the “Senior Notes” and the offering thereof, the “Senior Notes Offering” and, together with the Mandatory Convertible Preferred Stock Offering, the “Other Offerings”) pursuant to a purchase agreement (the “Purchase Agreement”). The offering of the Securities is not contingent upon the completion of either of the Other Offerings, and neither of the Other Offerings is contingent on the completion of the offering of the Securities. The Mandatory Convertible Preferred Stock will be convertible into Common Stock. The Common Stock of the Company into which the Mandatory Convertible Preferred Stock is convertible is hereinafter referred to as the “Conversion Securities”.

The Company has also entered into Amendment No. 2 (the “Amendment”), dated as of September 21, 2021, to the Credit Agreement, dated as of April 24, 2015, by and among, inter alios, RBCA, the Company, Wells Fargo Bank, National Association (the “Administrative Agent”), as administrative agent and the lenders party thereto, as amended by Amendment No. 1 thereto, dated as of January 31, 2019, by and among RBCA, the Company, the Administrative Agent and the other credit parties and lenders party thereto (the “Existing Credit Agreement”). The Company also intends to enter into (i) a 5-year $500 million revolving credit facility and (ii) a 5-year $1,300 million senior secured term loan facility (collectively, the “Senior Secured Credit Facilities,” and together with the offering and sale of the Securities hereunder, the Other Offerings and the Amendment, the “Financing Transactions”) pursuant to a Credit Agreement, by and among, among other parties, the Company, as holdings, RBCA, as the borrower, Wells Fargo Bank, National Association, as the administrative agent, and the lenders party thereto from time to time.

The Company is entering into the Financing Transactions in connection with the pending acquisition (the “Acquisition”) by the Company of the mechanical power transmission division of ABB Asea Brown Boveri Ltd (“ABB Asea”) operated under the Dodge brand (“Dodge”), pursuant to that certain Stock and Asset Purchase Agreement, dated as of July 24, 2021 (the “Asset Purchase Agreement”). A portion of the net proceeds from the Financing Transactions will be used to finance the Acquisition, to pay acquisition-related fees and expenses, and for general corporate purposes.

1.       The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)       An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333- 259669) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective upon filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company ((i) the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; (ii) any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; (iii) the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; (iv) the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; (v) the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; (vi) any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; (vii) any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; (viii) any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and (ix) any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b)       (i) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (ii) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement);

(c)       For the purposes of this Agreement, the “Applicable Time” is 6:00 p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(d)       The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the applicable requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e)       The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery will not, in each case as then amended or supplemented, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(f)       Neither the Company nor any of its Subsidiaries (as defined below) has, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus or any documents incorporated by reference therein; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, vesting or forfeiture, if any, of stock options, restricted stock or other compensatory equity-based awards in the ordinary course of business pursuant to the Company’s equity plans that are described in the Registration Statement, the Pricing Prospectus or the Prospectus or (ii) the issuance, if any, of stock upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company or any of its Subsidiaries, or (y) any Material Adverse Effect (as defined below), other than in connection with (x) any voluntary prepayments of long-term debt of the Company or any of its Subsidiaries, (y) the Financing Transactions, including the issuance of any Senior Notes, Mandatory Convertible Preferred Stock and Conversion Securities or (z), as described in the Registration Statement, the Pricing Prospectus or the Prospectus; as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus;

(g)       Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all material personal property (other than intellectual property, which is covered in Section 1(cc) below) owned by them, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in the Pricing Prospectus, (ii) such that secure Existing Credit Agreement, (iii) such that secure the credit facility agreements, each dated as of August 15, 2019, by and between Schaublin SA and Credit Suisse (Switzerland) Ltd. (the “Schaublin Credit Agreements”), (iv) such that will secure the Senior Secured Credit Facilities (together with the Existing Credit Agreement and the Schaublin Credit Agreements, the “Specified Credit Facilities”), or (v) such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries;

(h)       Each of the Company and each of the entities listed on Schedule III hereto (the “Subsidiaries” and each, a “Subsidiary”) has been (i) duly incorporated, formed or organized, as applicable, and is validly existing and in good standing under the laws of its jurisdiction of incorporation, formation or organization (to the extent the concept of good standing is applicable in such jurisdiction), with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(i)       (i) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the capital stock contained in the Pricing Disclosure Package and the Prospectus; (ii) all of the issued shares of capital stock of each Subsidiary of the Company that are owned directly or indirectly by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign Subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances relating to the Specified Credit Facilities or as described in the Pricing Prospectus and the Prospectus; (iii) the Securities to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Securities contained in the Pricing Disclosure Package and the Prospectus; and (iv) the issuance of the Securities is not subject to any preemptive or similar rights;

(j)        The issue and sale of the Securities and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its Subsidiaries, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except, in the case of clauses (i) and (iii) for such conflicts, defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act, and for the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, and except where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(k)        Neither the Company nor any of its Subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clause (ii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(l)       The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Securities and under the caption “Material U.S. Federal Income Tax Considerations”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

(m)        Other than as set forth in the Pricing Prospectus, there are no legal, governmental or regulatory proceedings (“Actions”) pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(n)       The Company is not and, after giving effect to the sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(o)       Except as described in the Registration Statement or except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Company and each of its Subsidiaries is currently in compliance with, and has not incurred liability under, any applicable federal, state, local or foreign laws, rules, regulations, permits, ordinances, orders, judgments, or decrees concerning pollution, protection or preservation of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), wildlife, or natural resources, including, without limitation, as relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials, polychlorinated biphenyl, per- and polyfluoroalkyl substances or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, release, presence, transport or handling of Hazardous Materials (collectively, “Environmental Laws”) and (ii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, or proceedings against the Company or any of its Subsidiaries under Environmental Laws or relating to Hazardous Materials;

(p)       Each of the Company and its subsidiaries have complied with the minimum funding standards of Section 412 of the Internal Revenue Code of 1986, as amended (the “Code”) or Section 302 and Title IV of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “defined benefit plan” (as defined in Section 3(35) of ERISA) with respect to which the Company or any of its subsidiaries has any liability (a “Plan”). Except as would not reasonably be expected to have a Material Adverse Effect, (A) each Plan is in compliance with its terms and the requirements of applicable statutes, orders, rules and regulations, including, without limitation, ERISA, the Code and such regulations and published interpretations thereto; (B) no prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (C) none of the Company, any of its subsidiaries or any member of the “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code) has incurred, nor reasonably expects to incur, any material liability under Title IV of ERISA; (D) no “reportable event” (within the meaning of Section 4043(c) of ERISA, other than those events as to which notice is waived) has occurred or is reasonably expected to occur with respect to any Plan; (E) each Plan that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter, and nothing has occurred, whether by action or by failure to act, which would adversely impact such qualification; (F) there is no pending audit or investigation by the U.S. Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental entity with respect to any Plan; and (G) there has not occurred nor is there reasonably likely to occur a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or any of its subsidiaries in the current fiscal year of the Company and such subsidiaries compared to the amount of such contributions made in the Company’s and such subsidiaries’ most recently completed fiscal year;

(q)       Except as would not reasonably be expected to have a Material Adverse Effect, no labor strike, lockout or similar labor dispute with employees or officers of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened. Except as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended April 3, 2021, neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement with regards to its U.S. employees. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries are in material compliance with all applicable laws and regulations respecting labor and employment matters, including, without limitation, fair employment practices, harassment, discrimination, pay equity, the classification of independent contractors and employees, workplace safety and health, work authorization and immigration, unemployment compensation, workers’ compensation, affirmative action, terms and conditions of employment, employee leave and wages and hours, including payment of minimum wages and overtime;

(r)       (i) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (ii) at the time of filing of the Registration Statement and any post-effective amendment thereto and at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(s)       Ernst & Young LLP, who has certified certain financial statements of the Company and its subsidiaries in existence as of the dates thereof, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder;

(t)       KPMG AG, who has audited certain financial statements of Dodge, is an independent auditor with respect to Dodge in accordance with rule 101 of the American Institute of Certified Public Accountants Code of Professional Conduct;

(u)       The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles (“GAAP”), and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(v)       Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting;

(w)       The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(x)       This Agreement has been duly authorized, executed and delivered by the Company;

(y)       (i) Neither the Company nor any of its Subsidiaries, nor any director or officer of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (A) made, offered, promised or authorized any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof), (B) made, offered, promised or authorized any direct or indirect unlawful payment or other thing of value to any foreign or domestic government official or employee, or (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom or any other applicable anti-corruption, anti-bribery or related law, statute or regulation (collectively, “Anti-Corruption Laws”); (ii) the Company and its Subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its Subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws;

(z)       The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the applicable rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulation or guidelines issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its Subsidiaries (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(aa)   (i) Neither the Company nor any of its Subsidiaries, nor any of their respective directors or officers, nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries is (A) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury or the United Nations Security Council (collectively, “Sanctions”), or (B) located, organized, or resident in a country or territory that is the subject of Sanctions (currently, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine) (a “Sanctioned Jurisdiction”); (ii) the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, (A) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions, or (B) in any other manner that will result in any person (including any person participating in the offering of the Securities, whether as underwriter, advisor, investor or otherwise) violating or becoming the subject or the target of Sanctions; (iii) neither the Company nor any of its Subsidiaries is engaged in, or has, at any time in the past five years, knowingly engaged in, any dealings or transactions with any person that was or is, as applicable, at the time of such dealing or transaction, the subject of Sanctions or with any Sanctioned Jurisdiction; and (iv) the Company and its Subsidiaries have instituted, and maintain, policies and procedures reasonably designed to promote and achieve continued compliance with Sanctions;

(bb)   The historical financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries (in existence as of the dates thereof) at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries (in existence as of the dates thereof) for the periods specified; and said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The summary financial information included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial information included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related notes, has been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and the assumptions used in preparation thereof are reasonable. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(cc)   Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its Subsidiaries (i) own, or otherwise have the right to use all patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, and other intellectual property (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses as currently conducted by them in the manner described in the Registration Statement, the Pricing Prospectus and the Prospectus, (ii) do not, through the conduct of their respective businesses as currently conducted, infringe, misappropriate, dilute or otherwise violate any Intellectual Property rights of others, and (iii) in the past three (3) years, have not received any written notice of any claim of infringement, misappropriation, dilution or other violation of any Intellectual Property rights of any third party. There are no pending or threatened in writing actions, suits, proceedings or claims by any third party challenging the validity, enforceability, registration, ownership, scope or use of any material Intellectual Property owned by the Company or any of its Subsidiaries;

(dd)   The Company and its Subsidiaries own or have a valid right to access and use all of their information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”), except as would not, individually or in the aggregate, have a Material Adverse Effect. The IT Systems (i) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, (ii) except as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended April 3, 2021 or the Company’s other filings with the SEC, have not materially malfunctioned or failed in the past three (3) years, and (iii) to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, back doors, drop dead devices, malware and other corruptants, including software or hardware components that are designed to interrupt use of, permit unauthorized access to or disable, damage or erase, the IT Systems and data, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries have implemented, and maintain commercially reasonable controls, policies, procedures, and safeguards consistent with applicable regulatory standards and customary industry practices (including in relation to any third parties with which the Company and its Subsidiaries share data) to maintain and protect the confidentiality of their material confidential information and the operation, integrity, and security of all IT Systems and data (including all “personal information” or “personally identifiable information” or similar terms under one or more applicable laws (“Personal Data”)) used or gathered in connection with their businesses. In the past three (3) years, there have been no breaches, violations, outages or unauthorized uses of or accesses to the IT Systems or loss, theft, or accidental, unlawful or unauthorized access, use, loss, or disclosure of Personal Data, except for those that have been remedied (“Security Incidents”). During the past three (3) years the Company and its Subsidiaries, (x) have complied, and have required third parties with which the Company and its Subsidiaries share data to comply, in all material respects and are presently in compliance in all material respects with, to the extent relating to the privacy and security of IT Systems and Personal Data (A) all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, and (B) external policies, contractual obligations, and industry standards applicable to the Company and its Subsidiaries (collectively, the “Data Security Obligations”), and (y) have not in relation to any Security Incidents and/or Data Security Obligations: (i) been required to notify customers, consumers, employees, governmental authority, or any other Person (other than notifications to governmental authorities that were made in relation to the incident described in Part I, Item 1A, “Risk Factors - Risks associated with utilizing information technology systems could adversely affect our operations” of the Company’s Annual Report on Form 10-K for the fiscal year ended April 3, 2021) of any Security Incidents; (ii) received any notice, request, claim, complaint, correspondence or other communication regarding non-compliance; or (iii) been made aware of any pending or threatened inquiry, investigation, action, suit, investigation or proceeding by or before any court or governmental agency, authority or body against the Company or any of its Subsidiaries. The Company and its Subsidiaries have implemented and maintained commercially reasonable backup and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices;

(ee)   No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Prospectus or the Prospectus has been disclosed other than in good faith;

(ff)   Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries in connection with the offering of the Securities;

(gg)   The Company and each of its Subsidiaries have such permits, licenses, approvals, consents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their respective properties and conduct their respective businesses in the manner described in the Registration Statement, the Pricing Prospectus and the Prospectus, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received notice of any proceedings related to the revocation or modification of any such Permits that, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(hh)   The Company and its subsidiaries, taken as a whole, are insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and as required by law.

For the avoidance of doubt, the representations and warranties herein with respect to the Company’s subsidiaries shall be in respect of the Company’s subsidiaries as in existence as of the date hereof, unless otherwise specified.

2.       Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $175.75, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Security shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Securities), that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Securities by a fraction, the numerator of which is the maximum number of Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Securities that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 450,000 Optional Securities, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Securities, provided that the purchase price per Optional Security shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Securities. Any such election to purchase Optional Securities may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.       Upon the authorization by you of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.

4.       (a) The Securities to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior written notice to the Company shall be delivered by or on behalf of the Company to the Representative, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representative at least forty-eight hours in advance. The Company will cause the certificates, if any, representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian. The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on September 24, 2021, or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters’ election to purchase such Optional Securities, or such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)       The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered via electronic mail at such Time of Delivery. Prior to 9:00 a.m., New York City time, on the New York Business Day next preceding such Time of Delivery, the final drafts of the documents to be delivered pursuant to the preceding sentence will be available via electronic mail for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.       The Company agrees with each of the Underwriters:

(a)   (i) To prepare the Prospectus in a form reasonably approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; (ii) to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; (iii) to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; (iv) to file promptly all other materials required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; (v) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; (vi) to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and (vii) in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)   If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c)   If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d)   Promptly from time to time to take such action as the Representative may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction in which it is not otherwise subject to taxation on the date hereof;

(e)   Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference therein in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities (whose name and address the Representative shall furnish in writing to the Company) an electronic copy as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f)   To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g)   During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Restricted Period”), not to, without the prior written consent of Goldman Sachs & Co. LLC, (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Securities or the Mandatory Convertible Preferred Stock, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing restrictions shall not apply to (A) the Securities to be sold hereunder, (B) the issuance of the Mandatory Convertible Preferred Stock pursuant to the Mandatory Convertible Preferred Stock Offering and the issuance of the Conversion Securities and the filing of a registration statement, including any amendments thereto, with respect to the registration of the Mandatory Convertible Preferred Stock and Conversion Securities, (C) any securities of the Company issued pursuant to the Company’s equity incentive plans described in the Registration Statement, the Prospectus or any documents incorporated by reference therein, or upon the exercise of stock options or stock appreciation rights or the vesting of restricted stock or performance awards granted thereunder, (D) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock provided that (x) such plan does not provide for the transfer of Common Stock during the Restricted Period and (y) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, (E) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to the Company’s equity incentive plans, (F) entry into any agreement providing for the issuance by the Company of shares of Common Stock or any securities convertible into or exercisable for shares of Common Stock in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity, and (G) pursuant to an employee benefit plan assumed by the Company or a subsidiary in connection with an acquisition (including the Acquisition), the issuance of securities pursuant to any acquisition agreement or the entry into any agreement providing for the issuance of shares of Common Stock or any security convertible into or exercisable for shares of Common Stock in connection with joint ventures, commercial relationships or other strategic transactions, and the issuance of any securities pursuant to any such agreement; provided that in the case of clause (G), the aggregate number of shares of Common Stock (or as converted Common Stock in the case of securities convertible into Common Stock or the right to receive shares of Common Stock) that the Company may sell, issue or agree to sell or issue shall not exceed 10% of the total number of shares of Common Stock outstanding immediately following the offering of Common Stock contemplated by this Agreement.

(h)   To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(i)   To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”; and

(j)   To use its reasonable best efforts to list, for trading, as promptly as is practicable after the date hereof, the Securities on the Nasdaq Global Select Market (the “Exchange”).

6.   (a)   The Company represents that it has not made, and agrees that, without the prior consent of the Representative, it will not make, any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and each Underwriter represents that it has not made, and agrees that, without the prior consent of the Company and the Representative, it will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule II(a) hereto;

(b)       The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)        The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

7.       The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the reasonably incurred costs of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all reasonably incurred expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Securities on the Exchange; (v) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Securities; (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided that the aggregate amount payable by the Company with respect to fees and disbursements of counsel for the Underwriters pursuant to clauses (iii) and (v) of this Section 7 shall not exceed $20,000. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.       The obligations of the Underwriters hereunder, as to the Securities to be delivered at each Time of Delivery shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed in all material respects, and the following additional conditions:

(a)       (i) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; (ii) all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; (iii) no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; (iv) no stop order suspending or preventing the use of the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and (v) all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)       Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance reasonably satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)       Kirkland & Ellis LLP, counsel for the Company, shall have furnished to you their written opinion, dated each Time of Delivery, in form and substance reasonably satisfactory to you;

(e)       On the date of the Prospectus, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you;

(f)       On the date of the Prospectus, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG AG shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you;

(g) (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree that would reasonably be expected to result in a Material Adverse Effect, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than in connection with the Mandatory Convertible Preferred Stock Offering or as a result of the exercise of stock options, the exercise of stock appreciation rights, the vesting of restricted stock, the granting or forfeiture of stock options, restricted stock units or other equity awards in the ordinary course of business pursuant to the Company’s equity incentive plans) or long-term debt of the Company or any of its Subsidiaries (other than in connection with any voluntary prepayments of long-term debt of the Company or any of its Subsidiaries or indebtedness incurred pursuant to the Senior Notes Offering or the Senior Secured Credit Facilities) or any change or effect, that would reasonably be expected to result in a Material Adverse Effect, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h)       On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(i)       On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment, is material and adverse, and makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(j)       The Securities to be sold at each Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(k)       The Company has obtained and delivered to the Underwriters executed copies of an agreement from each executive officer and director of the Company, substantially to the effect set forth in Annex I hereto in form and substance reasonably satisfactory to you;

(l)       The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses within two New York Business Days following the date of this Agreement; and

(m)       The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to (i) the accuracy of the representations and warranties of the Company, herein at and as of such Time of Delivery, (ii) the performance by the Company in all material respects of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and (iii) the matters set forth in subsections (a) and (g) of this Section 8.

9.       (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information.

(b)        Each Underwriter, severally and not jointly, will (i) indemnify and hold harmless the Company, the directors of the Company, the officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, the “Company Indemnitees”), against any losses, claims, damages or liabilities to which the Company Indemnitees may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information, and (ii) reimburse the Company Indemnities for any legal or other expenses reasonably incurred by the Company Indemnities in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representative expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information contained in the fifth, eighth, ninth, tenth and eleventh paragraphs under the caption “Underwriting.”

(c)       Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. An indemnifying party shall not be required to indemnify an indemnified party for any amount paid or payable by the indemnified party in the settlement of any action, proceeding or investigation without the written consent of the indemnifying party, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested by written notice that an indemnifying party indemnify an indemnified party for any fees and expenses of counsel as set forth in the foregoing sentence, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such written request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such written request prior to the date of such settlement.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)       The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Securities that it has agreed to purchase hereunder at a Time of Delivery, the Representative may in their discretion arrange for the Representative or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representative do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representative to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representative notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the Representative that it has so arranged for the purchase of such Securities, the Representative or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representative’s opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)       If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)       If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one-eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.       The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.       If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason (other than those set forth in clauses (i), (iii), (iv) and (v) of Section 8(i)), any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all reasonable and documented out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.       In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: John J. Feeney; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.       This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, or any director, officer, employee, or affiliate of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.       Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.       The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate, and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.       This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.       This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19.       The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.       This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21.       Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)       In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)       As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and the Representative’s counterpart hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

RBC Bearings Incorporated

By:	/s/ Michael J. Hartnett
Name: Michael J. Hartnett
Title: Chairman, President and Chief Executive Officer

Accepted as of the date hereof

Goldman Sachs & Co. LLC

By:	/s/ Raffael Fiumara
Name: Raffael Fiumara
Title: Vice President

On behalf of each of the Underwriters

[Signature Page to Underwriting Agreement]

SCHEDULE I

Total Number of
Firm Securities
Underwriter	to be Purchased
Goldman Sachs & Co. LLC	1,200,900
Wells Fargo Securities, LLC	600,600
BofA Securities, Inc.	246,000
Citigroup Global Markets Inc.	246,000
Truist Securities, Inc.	138,300
Citizens Capital Markets, Inc.	115,800
Fifth Third Securities, Inc.	115,800
KeyBanc Capital Markets Inc.	115,800
Regions Securities LLC	115,800
Morgan Stanley & Co. LLC	45,000
Academy Securities, Inc.	30,000
William Blair & Company, L.L.C.	30,000
Total:	3,000,000

2

SCHEDULE II

(a)        Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

None.

(b)        Issuer Free Writing Prospectuses included in the Pricing Disclosure Package

Free Writing Prospectus relating to the Securities dated September 21, 2021 and filed with the Commission.

SCHEDULE III

Roller Bearing Company of America, Inc.

RBC Precision Products, Inc.

Industrial Tectonics Bearings Corporation

RBC Nice Bearings, Inc.

RBC Lubron Bearing Systems, Inc.

RBC Oklahoma, Inc.

RBC Aircraft Products, Inc.

RBC Southwest Products, Inc.

All Power Manufacturing Co.

RBC Aerostructures LLC

Western Precision Aero LLC

Climax Metal Products Company

RBC Turbine Components LLC

Sargent Aerospace and Defense LLC

Airtomic LLC

Sonic Industries, Inc.

RBC de Mexico S DE RL DE CV

Schaublin Holding SA

Schaublin SA

RBC France SAS

Shanghai Representative Office of Roller Bearing Company of America, Inc.

RBC Bearings U.K. Limited

RBC Bearings Polska sp. z o.o.

All Power de Mexico, S DE RL DE CV

RBC Bearings Canada, Inc.

Schaublin GmbH

Vianel Holding AG

Beck Bühler Mutschler Capital AG

Bär und Mettler AG

MBM Monstein Bär Mettler Modulare Werkzeugsysteme AG

Swiss Tool Systems AG

Dodge Acquisition Co.

ANNEX I

FORM OF LOCK-UP AGREEMENT

RBC Bearings Incorporated

Lock-Up Agreement

[●], 2021

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

Re: RBC Bearings Incorporated - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as the representative (the “Representative”), propose to enter into an underwriting agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”) with RBC Bearings Incorporated, a Delaware corporation (the “Company”), providing for a public offering of common stock, par value $0.01 per share (the “Common Stock” and such offering, the “Offering”), of the Company (the “Common Stock Underwriting Agreement”) pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”).

It is understood that the Company and the Underwriters also propose to enter into an underwriting agreement (the “Preferred Stock Underwriting Agreement”) providing for a public offering (the “Preferred Stock Offering”) of Series A Mandatory Convertible Preferred Stock, par value $0.01 per share, with a liquidation preference of $100 per share (the “Preferred Stock”), substantially concurrently with the Offering. The Preferred Stock will be convertible into a variable number of shares of Common Stock in accordance with the terms thereof (the “Conversion Stock”).

In consideration of the agreement by the Underwriters to offer and sell the Common Stock, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 90 days after the date set forth on the final prospectus used to sell the Common Stock (the “Lock-Up Period”), the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, including, for the avoidance of doubt, the Preferred Stock and the Conversion Stock (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such Common Stock or Derivative Instruments now owned or hereafter acquired by the undersigned or (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument that includes, relates to or derives any significant part of its value from the Common Stock) which is designed to or which reasonably could be expected to lead to or result in a sale or disposition (whether by the undersigned or someone other than the undersigned) of Common Stock, or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of Common Stock of the Company or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period. For the avoidance of doubt, the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Common Stock the undersigned may purchase in the Offering.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Common Stock or Derivative Instruments:

(i)	as a bona fide gift or gifts, or to a charitable organization or non-profit educational institution, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein;

(ii)	to any members of the immediate family of the undersigned or to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value;

(iii)	by way of will, other testamentary document or intestate succession to the legal representatives, heirs, beneficiary or immediate family of the undersigned, provided that the transferee or transferees thereof agree to be bound in writing by the restrictions set forth herein;

(iv)	by operation of law, pursuant to a court order, qualified domestic order or regulatory order, in connection with a divorce settlement or to comply with any regulations related to the undersigned’s ownership of Common Stock or Derivative Instruments; provided, that in the case of any transfer or distribution pursuant to this clause, any filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall state that such transfer is by operation of law, pursuant to a court order, qualified domestic order, regulatory order, in connection with a divorce settlement or to comply with any regulations related to the ownership of Common Stock, as applicable, unless such a statement would be prohibited by any applicable law, regulation or order of a court or regulatory authority;

(v)	(i) to a corporation, partnership, limited liability company, association, joint stock company, trust, joint venture or other entity that is an affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) of, or directly or indirectly, through one or more intermediaries, controls, is controlled by, is wholly owned by, or is under common control with the undersigned and/or members of the immediate family of the undersigned, or in each case, a direct or indirect parent of the undersigned, or (ii) to any investment fund or other entity controlled or managed by the undersigned, in each case provided that the transferee or transferees thereof agree to be bound in writing by the restrictions set forth herein; provided, that in the case of any transfer or distribution pursuant to this clause, any filing under Section 16(a) of the Exchange Act that the undersigned is required to file during the Lock-Up Period shall include a statement regarding the circumstances of the transfer or distribution.

(vi)	to the Company in connection with the “net” or “cashless” exercise or settlement of any stock options, restricted stock units or other equity awards outstanding on or prior to the date hereof or on the date of the Underwriting Agreement; provided that the Common Stock or Derivative Instruments received upon such exercise shall be subject to the terms of this Lock-Up Agreement; and provided further that if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Lock-Up Period, the undersigned shall include a statement in any such report to the effect that (i) such transfer is in connection with the “net” or “cashless” exercise or settlement of any stock options, restricted stock units or other equity awards, as applicable and (ii) the transaction was only with the Company.

(vii)	to the Company for the primary purposes of satisfying any tax or other governmental withholding obligation with respect to (A) Common Stock or Derivative Instruments issued upon the exercise of an option or warrant (or upon the exchange of another security or securities) or (B) the lapse of restrictions on Common Stock pursuant to a plan in effect on or prior to the date hereof or on the date of the Underwriting Agreement, or issued under an employee equity or benefit plan on or prior to the date hereof or on the date of the Underwriting Agreement;

(viii)	to the Company upon exercise of the Company’s right to repurchase or reacquire the undersigned’s Common Stock or Derivative Instruments pursuant to employment agreements or employee equity or benefit plans in effect on or prior to the date hereof or on the date of the Underwriting Agreement, including in the event the undersigned ceases to provide services to the Company; provided that any filing under Section 16(a) of the Exchange Act relating to such transfers shall clearly indicate in the footnotes thereto that the Common Stock or Derivative Instruments were repurchased or reacquired by the Company;

(ix)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permitted hereunder; provided, that the transferee agrees to be bound in writing by the restrictions set forth herein;

(x)	in transactions relating to shares of Common Stock acquired in open market transactions after the completion of the Offering or from the Underwriters in the Offering;

(xi)	pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Stock involving a “change of control” (as defined below) of the Company; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the shares of Common Stock owned by the undersigned shall remain subject to the terms of this agreement. For purposes of this clause, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% of total voting power of the voting stock of the Company (or the surviving entity);

(xii)	to the Company or its affiliates upon death or disability of the undersigned;

(xiii)	pursuant to any transfer, sale or conversion of Preferred Stock in connection with, and as contemplated by, the Preferred Stock Offering and the Preferred Stock Underwriting Agreement, including the sale of the Preferred Stock to the Underwriters pursuant to the Preferred Stock Underwriting Agreement and any conversion of Preferred Stock into Conversion Stock in accordance with its terms; provided that any such Preferred Stock or Conversion Stock received during the Lock-Up Period shall remain subject to the terms of this Lock-Up Agreement; and

(xiv)	with the prior written consent of the Representative on behalf of the Underwriters.

In addition, the aforementioned restrictions shall not apply to (x) the establishment or amendment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that no sales of the undersigned’s shares of Common Stock shall be made pursuant to such a Plan prior to the expiration of this Lock-Up Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned, the Company or any other person regarding the establishment of such plan or transactions thereunder or contemplated thereby, such announcement or filing shall include a statement to the effect that no transfer of shares of Common Stock may be made under such plan during the Lock-Up Period; and (y) sales pursuant to any Plan not previously amended or otherwise revised during the Lock-Up Period that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act where such Plan was in effect prior to the commencement of the Lock-Up Period.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clause (i) through (xiv) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s shares of Common Stock, free and clear of all liens, encumbrances, and claims whatsoever, except those provided by the equity plan pursuant to which such shares were issued to the undersigned. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted their own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement shall terminate automatically upon the earliest to occur, if applicable, of (a) the date the Company has determined not to proceed with the Offering and the Company has provided written notice, prior to the execution of the Underwriting Agreement, of such decision to the Underwriters, (b) the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to payment for and delivery of the Common Stock to be sold thereunder or (c) October 13, 2021 if, and only if, the Underwriting Agreement has not been executed by such date.

[Signature Page on following page]

Very truly yours,

[●]

Authorized Signature

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